Exhibit 3.01b

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

FRIENDLY ENERGY EXPLORATION

The undersigned, being the Chief Executive Officer of Friendly Energy Exploration, a Nevada corporation (the “Corporation”) originally incorporated on January 7, 1993 under the name Eco-Systems Marketing Corporation, does hereby certify that the Articles of Incorporation of Friendly Energy Exploration are hereby amended and restated in their entirety to read as follows and supersede and take the place of the existing Articles of Incorporation and all prior amendments thereto, effective as of the date of filing hereof with the Secretary of State of Nevada, as follows:

ARTICLE I – NAME

1.1

The name of the corporation is Friendly Energy Exploration.

ARTICLE II – REGISTERED OFFICE; RESIDENT AGENT

2.1

The location of the registered office of the Corporation within the State of Nevada is 204 West Spear Street #1731, Carson City, Nevada 89703.  The Corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the Corporation; and the Corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, inside or outside the State of Nevada, as well as without the State of Nevada.

2.2.

The Resident Agent for the Corporation shall be:  Corporate Services of Nevada, 502 North Division Street, Carson City, NV 89703.

ARTICLE III – PURPOSE

3.1

The purpose of the Corporation is to engage in any lawful activity for which a corporation may be authorized under the laws of the State of Nevada.

3.2

The Corporation may also maintain offices at such other places within or outside of the State of Nevada as it may from time to time determine.  Corporate business of every kind and nature may be conducted, and meetings of directors and shareholders may be held outside the State of Nevada with the same effect as if held in the State of Nevada.

ARTICLE IV – CAPITAL STOCK

4.1

The total number of shares that may be issued by the Corporation and that the Corporation will be authorized to issue shall be Three Hundred Ten Million (310,000,000) as hereinafter set forth.  A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted and the restrictions imposed upon the shares of each class are as follows:

4.2

Common Stock. The total number of shares of Common Stock this Corporation shall have the authority to issue is Two Hundred Ninety Million (290,000,000). Each share of Common Stock shall have, for all purposes one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.  In accordance with the Nevada Revised Statutes, a shareholder meeting may be held by the holders of Common Stock and Preferred Shares issued and outstanding having a cumulative vote of more than 50% to vote upon the election of directors or upon any other matter as to which approval of shareholders is required or requested.

4.3

Class A Preferred Shares.  The total number of shares of Class A Preferred Shares this Corporation shall have the authority to issue is Ten Million (10,000,000), with a stated par value of $0.001 per share. The designations, powers, preferences, rights and restrictions granted or imposed upon the Class A Preferred Shares and holders thereof are as follows:

4.3.1

Liquidation Preference.

(a)

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Class A Preferred Shares shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount equal to the stated par value less the aggregate amount of all prior distributions to its Preferred Shareholders made to holders of all classes of Preferred Shares, plus any accrued previously declared but unpaid dividends (the amount so determined being hereinafter referred to as the “liquidation Preference”). No distribution shall be made to the holders of the Common Shares upon liquidation, dissolution, or winding up until after the full amount of the Liquidation Preference has been distributed or provided to the holders of the Preferred Shares.

(b)

If, upon such liquidation, dissolution or winding up the assets thus distributed among the Preferred Shareholders shall be insufficient to permit payment to such shareholders of the full amount of the Liquidation Preference, the entire assets of the Corporation shall be distributed ratably among the holders of all classes of Preferred Shares.

(c)

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, when the Corporation has completed distribution of the full Liquidating Preference to the holders of the Class A Preferred Shares, the Class A Preferred Shares shall be considered to have been redeemed, and thereafter, the remaining assets of the Corporation shall be paid in equal amounts on all outstanding shares of Common Stock.

(d)

A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution or winding up within the meaning of this 4.3.1.

4.3.2

Conversion Rights. At any time holders of the Class A Preferred Shares who endorse the share certificates and deliver them together with a written notice of their intent to convert to the corporation at its principal office, shall be entitled to convert such shares and receive ten (10) shares of Common Stock for each share being converted. Such conversion is subject to the following adjustments, terms, and conditions:

(a)

If the number of outstanding shares of Common Stock has been decreased since the initial issuance of the Class A Preferred Shares (or series having conversion rights (by reason of any split, stock dividend, merger, consolidation or other capital change or reorganization affecting the number of outstanding shares of Common Stock), the number of shares of Common Stock to be issued on conversion to the holders or Class A Preferred Shares shall not be adjusted unless by appropriate amendment of this article. If the number of outstanding shares of Common Stock has been increased since the initial issuance of the Class A Preferred Shares (or series having conversion rights (by reason of any split, stock dividend, merger, consolidation or other capital change or reorganization affecting the number of outstanding shares of Common Stock), the number of shares of Common Stock to be issued on conversion to the holders or Class A Preferred Shares shall equitably be adjusted by appropriate amendment of this article, and other articles as applicable.

(b)

Shares converted under this article shall not be reissued. The corporation shall at all times reserve and keep available a sufficient number of authorized but unissued common shares, and shall obtain and keep in effect any required permits to enable it to issue and deliver all common shares required to implement the conversion rights granted herein.

(c)

No fractional shares shall be issued upon conversion, but the corporation shall pay cash for any fractional shares of Common Stock to which shareholders may be entitled at the fair value of such shares at the time of conversion. The board of directors shall determine such fair value.

4.3.3

Voting Rights.

(a)

VOTING. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Class A Preferred Shares shall be entitled to cast that number of votes which is equivalent to the number of shares of Class A Preferred Shares owned by such holder times twenty (20). The Company shall not, without the affirmative vote or written consent of the holders of at least a majority of the outstanding Class A Preferred Shares (i) authorize or create any additional class or series of stock ranking prior to or on a parity with the Class A Preferred Shares as to the dividends or the distribution of assets upon liquidation, or (ii) change any of the rights, privileges or preferences of the Class A Preferred Shares.

(b)

CLASS VOTE. Except as otherwise required by law or by this Section 4.3.3(b), holders of the Corporation's Common Stock and Class A Preferred Shares shall vote as a single class on all matters submitted to the stockholders.

4.4

Issuance and Terms of Class B Preferred Shares. The total number of shares of Class B Preferred Shares this Corporation is authorized to issue is Ten Million (10,000,000), with a stated par value of $0.001.  The Board of Directors is hereby authorized from time to time, and with the consent of the majority of the Class A Preferred Shareholder,  to provide for the issuance of Class B Preferred Shares in one or more series not exceeding in the aggregate the number of Class B Preferred Shares authorized by these Articles of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including without limiting the generality of the foregoing, the voting rights relating to Class B Preferred Shares of any series (which may be one or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Class B Preferred Shares of any series may be entitled (which may be cumulative or non-cumulative), the rights of holders of Class B Preferred Shares of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation, the rights, if any, of holders of Class B Preferred Shares of any series to convert or exchange such Class B Preferred Shares of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable), whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

4.5

Before the Corporation shall issue any Class B Preferred Shares of any series, Articles of Amendment, Restated Articles of Incorporation, or a Certificate of Designation fixing the voting powers, designations, preferences, the relative, participating, option, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the Class B Preferred Shares of such series, and the number of Class B Preferred Shares of such series authorized by the Board of Directors to be issued shall be filed with the Division of Corporations of the State in accordance with the Nevada Revised Statutes ("NRS") and shall become effective without any shareholder action, other than the affirmative vote of the holders of the Class A Preferred Shares as set forth in Section 4.3.  The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

ARTICLE V – BOARD OF DIRECTORS

5.1

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or these Amended and Restated Articles of Incorporation directed or required to be exercised or done by the shareholders.  The names and addresses of the Board of Directors, which shall consist of two (2) are:

Douglas B. Tallant

502 North Division Street

Carson City, Nevada 89703

Donald L. Trapp

502 North Division Street

Carson City, Nevada 89703

5.2

The Board of Directors may change the number of directors from time to time, as provided in the By-laws, and may fill any vacancies in the Board of Directors, however created, provided that there shall be no less than one (1) director.

ARTICLE VI – STOCK NON-ASSESSABLE

6.1

The capital stock, after the amount of the subscription price determine by the board of directors has been paid in money, property, or services, as the Directors shall determine, shall be subject to no further assessment to pay the debts of the corporation, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefore, so as to amend, modify or rescind this Article VI.

ARTICLE VII – TERM OF EXISTENCE

7.1

The Corporation shall have perpetual existence.

ARTICLE VIII – LIMITATION OF DIRECTOR LIABILITY

8.1

No director or officer of the Corporation shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for (1) the acts or omissions not in good faith or which involve intentional misconduct, fraud, a knowing violation of law or breach of the duty of loyalty, or (2) the unlawful payment of distributions.

ARTICLE IX -- NO PREEMPTIVE RIGHTS

9.1

Except as otherwise set forth herein, none of the shares of the Corporation shall carry with them any preemptive right to acquire additional or other shares of the corporation and no holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities.

ARTICLE X -- NO CUMULATIVE VOTING

10.1

There shall be no cumulative voting of shares.

ARTICLE XI -- ELECTION NOT TO BE GOVERNED BY PROVISIONS OF NRS 78.411 TO 78.444.

11.1

The Corporation, pursuant to NRS 78.434, hereby elects not to be governed by the provisions of NRS 78.411 to 78.411, inclusive.

ARTICLE XII -- INDEMNIFICATION OF OFFICERS AND DIRECTORS

12.1

The Corporation shall indemnify its directors, officers, employee, fiduciaries and agents to the fullest extent permitted under the Nevada Revised Statutes.

12.2

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him  in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

12.3

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Nevada and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

12.4

The private property of the Stockholders, Directors and Officers shall not be subject to the payment of corporate debts to any extent whatsoever.

12.5

No director, officer or shareholder shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision does not eliminate nor limit in any way the liability of a director or officer for:

(a)

Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)

The payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300.

ARTICLE XIII – AMENDMENT OF ARTICLES OF INCORPORATION

13.1

The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Amended and Restated Articles of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation.

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of stockholders in accordance with the Nevada Revised Statutes.  The total number of issued and outstanding shares of the Corporation is 82,238,790 shares of common stock and 3,152,302 shares of preferred stock, of which 20,787,904 shares of the Company’s common stock and 2,788,410 shares of the Company’s preferred stock or 52.7% have voted in favor of the Amended and Restated Articles of Incorporation.  The number of shares voting in favor of the Amended and Restated Articles of Incorporation equaled or exceeded the vote required.  The percentage vote required under the law and the Articles of Incorporation in effect at the time of this filing was more than 50% of the issued and outstanding shares.

IN WITNESS WHEREOF, the undersigned, Douglas B. Tallant of Friendly Energy Exploration, for the purpose of amending and restating the Articles of Incorporation of Friendly Energy Exploration, hereby makes, files and records this Amended and Restated Articles of Incorporation and certifies that it is the act and deed of the Corporation and that the facts stated herein are true.

/s/ Douglas B. Tallant

By:  Douglas B. Tallant

Its:  President